Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock

           (Including the Associated Preferred Stock Purchase Rights)

                                       of
                                PENNZOIL COMPANY
                                       at
                          $84.00 NET PER SHARE IN CASH
                                       by
                             RESOURCES NEWCO, INC.,
                          a wholly owned subsidiary of

                       UNION PACIFIC RESOURCES GROUP INC.


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   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
   CITY TIME, ON WEDNESDAY, NOVEMBER 5, 1997, UNLESS THE OFFER IS EXTENDED. SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY
   TIME PRIOR TO THE EXPIRATION DATE.
   -----------------------------------------------------------------------------

TO OUR CLIENTS:

    Enclosed for your consideration are the Supplement dated October 7, 1997 (the "Supplement") to the Offer to Purchase dated June 23, 1997 and the revised Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by Resources Newco, Inc., a Delaware corporation (the "Purchaser"), a wholly owned subsidiary of Union Pacific Resources Group Inc., a Utah corporation, to purchase for cash all outstanding shares of Common Stock, par value $0.83 1/3 per share (the "Common Stock"), of Pennzoil Company, a Delaware corporation ("Pennzoil"), together with the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of October 28, 1994, between Pennzoil and Chemical Bank, as Rights Agent (the Common Stock, together with the Rights, are referred to herein as the "Shares"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed revised Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

        1. The tender price is $84.00 per Share, net to you in cash without interest, and the Offer is now being made for all outstanding Shares.

        2. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Wednesday, November 5, 1997, unless the Offer is extended.

        3. The Offer is conditioned upon, among other things, a minimum of 25,163,657 Shares being properly tendered prior to the Expiration Date (as defined in Section 1 of the Supplement) and not withdrawn.

        4. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Except as disclosed in the Offer to Purchase, the Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form enclosed herewith. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the following page. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    STOCKHOLDERS WHO HAVE PREVIOUSLY VALIDLY TENDERED SHARES PURSUANT TO THE OFFER USING THE BLUE LETTER OF TRANSMITTAL OR THE YELLOW NOTICE OF GUARANTEED DELIVERY AND WHO HAVE NOT PROPERLY WITHDRAWN SUCH SHARES HAVE VALIDLY TENDERED SUCH SHARES FOR THE PURPOSES OF THE OFFER, AS AMENDED, AND NEED NOT TAKE ANY FURTHER ACTION.

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

                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                                PENNZOIL COMPANY

    The undersigned acknowledge(s) receipt of your letter and the enclosed Supplement dated October 7, 1997 to the Offer to Purchase dated June 23, 1997, and the related Letter of Transmittal, in connection with the Offer by Resources Newco, Inc., a Delaware corporation and a wholly owned subsidiary of Union Pacific Resources Group Inc., a Utah corporation, to purchase all outstanding shares of Common Stock, par value $0.83 1/3 per share (the "Common Stock"), of Pennzoil Company, a Delaware corporation ("Pennzoil"), together with the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of October 28, 1994, between Pennzoil and Chemical Bank, as Rights Agent (the Common Stock and the Rights are referred to herein as the "Shares").

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


------------------------------------                   SIGN HERE
 Number of Shares to be Tendered:*

______________________ Shares
------------------------------------
                                       _________________________________________
                                                    Signature(s)


Dated:______________________________   _________________________________________


                                       _________________________________________
                                       Please print name(s) and address(es) here

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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